UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 10, 2012

CHILE MINING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53132	26-1516355
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jorge Canning 1410
Ñuñoa, Santiago
Republic of Chile
(Address of principal executive offices)

(56) (02) 813 1087
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

In late October 2012, Chile Mining Technologies Inc. (the “Company”) commenced full-scale operations at its Ana Maria plant and began producing copper cathodes. To date, the Company has harvested 9 metric tons of copper from the Ana Maria plant. The Company is selling the produced copper to Madeco S.A., a producer of copper cables and other byproducts, and one of the largest clearinghouses for copper in Chile. The Company continues to refine its copper production process in order to maximize the quality of the copper produced.

In addition to the copper which has been produced, the Company estimates that it has delivered additional raw mineral containing roughly 35 metric tons of copper to the Ana Maria plant for future production. The Company expects to extract the copper from this raw material over the next several months, and will continue to deliver additional mineral for processing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	CHILE MINING TECHNOLOGIES INC.

By: /s/ Jorge Osvaldo Orellana Orellana
Jorge Osvaldo Orellana Orellana
Chief Executive Officer